Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-216226 on Form S-3 and Registration Statement Nos. 333-225138 and 333-172371 on Form S-8 of our report dated March 4, 2019, relating to the consolidated financial statements of Leaf Group Ltd., and the effectiveness of Leaf Group Ltd.'s internal control over financial reporting, appearing in this Annual Report on Form 10-K of Leaf Group Ltd. for the year ended December 31, 2018.

/s/ Deloitte & Touche LLP

Los Angeles, California

March 4, 2019